Exhibit 10.5

SUBSIDIARY GUARANTEE

THIS SUBSIDIARY GUARANTEE (this “Guarantee”), dated as of February 6, 2007, made by each of the undersigned guarantors (together with any other entity that may become an additional guarantor hereunder, the “Guarantors”), in favor of the purchasers (the “Purchasers”) of Senior Secured Debentures, dated as of the date hereof (the “Debentures”), issued by Digital Angel Corporation, a Delaware corporation (the “Company”), and Imperium Advisers, LLC, as the Collateral Agent (the “Collateral Agent”). Capitalized terms used herein and not otherwise defined shall have the respective meanings specified in the Purchase Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of the date hereof, by and between the Company and the Purchasers (the “Purchase Agreement”), the Company has agreed to sell and issue to the Purchasers, and each of the Purchasers has agreed to purchase from the Company the Debentures; and

WHEREAS, each Guarantor, as a subsidiary of the Company, will directly or indirectly benefit from the extension of credit to the Company represented by the issuance of the Debentures.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	GUARANTEE.

1.1	Guarantee of Obligations.

(a)    Each Guarantor hereby, jointly and severally, unconditionally and irrevocably, guarantees to each Purchaser and its lawful successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and undertakings of the Company of whatever nature, monetary or otherwise, under the Debentures, the Purchase Agreement, the Warrants, the Registration Rights Agreement, the Security Agreement and the other Transaction Documents, together with all reasonable attorneys’ fees, disbursements and all other costs and expenses of collection incurred by Purchasers in enforcing any of such Obligations and/or this Guarantee (collectively, the “Obligations”). This Guarantee shall remain in full force and effect until all the Obligations and the obligations of each Guarantor under this Guarantee shall have been satisfied by payment and performance in full. Each Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations.

(b)    Anything herein or in any other Transaction Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Transaction Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws, including laws relating to the insolvency of debtors, fraudulent conveyance or transfer or laws affecting the rights of creditors generally (after giving effect to the right of contribution established in Section 1.3 of this Guarantee).

1.2    Guarantee Absolute and Unconditional. Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (a) the validity or enforceability of the Purchase Agreement or any other Transaction Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Purchasers, (b) any defense, set-off or counterclaim (other than a defense of payment or performance or fraud or misconduct by Purchasers) which may at any time be available to or be asserted by the Company or any other Person against the Purchasers, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance.

1.3    Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 1.4 of this Guarantee. The provisions of this Section 1.3 shall in no respect limit the obligations and liabilities of any Guarantor to the Purchasers, and each Guarantor shall remain liable to the Purchasers for the full amount guaranteed by such Guarantor hereunder.

1.4    No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Purchasers, no Guarantor shall be entitled to be subrogated to any of the rights of the Purchasers against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Purchasers for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Purchasers by the Company on account of the Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the benefit of the Purchasers, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Purchasers in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Purchasers, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Purchasers may determine.

1.5    Modification of Guaranteed Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Purchasers may be rescinded by the Purchasers and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Purchasers, and the Purchase Agreement and the other Transaction Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Purchasers may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Purchasers for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Purchasers shall have no obligation to protect, secure, perfect or insure any Lien at any time held by them as security for the Obligations or for this Guarantee or any property subject thereto.

1.6    Waiver. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Purchasers upon the guarantees contained in this Section 1 or acceptance of the guarantees contained in this Section 1. The Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantees contained in this Section 1. All dealings between the Company and any of the Guarantors, on the one hand, and the Purchasers, on the other hand, shall be conclusively presumed to have been had or consummated in reliance upon the guarantees contained in this Section 1. Each Guarantor waives to the extent permitted by law diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any of the Guarantors with respect to the Obligations.

1.7    Enforcement of Guarantee.

(a)    When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent, acting on behalf of each Purchaser, may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as the Collateral Agent, acting on behalf of the Purchasers, may have against the Company, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent, acting on behalf of the Purchasers, to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Purchasers against any Guarantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

(b)    Expenses; Indemnification.

(i)    Each Guarantor agrees to pay, or reimburse the Collateral Agent, acting on behalf of the Purchasers, all of the Collateral Agent’s costs and expenses incurred in collecting against such Guarantor under this Guarantee or otherwise enforcing or preserving any rights under this Guarantee and the other Transaction Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Collateral Agent.

(ii)    Each Guarantor agrees to pay, and to save the Purchasers harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Guarantee.

(iii)   Each Guarantor agrees to pay, and to save the Purchasers harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guarantee to the extent the Company would be required to do so pursuant to the Purchase Agreement.

(iv)   [Reserved]

(v)    Notwithstanding anything to the contrary in this Agreement, with respect to any defaulted non-monetary Obligations the specific performance of which by the Guarantors is not reasonably possible (e.g., the issuance of the Company’s Common Stock), the Guarantors shall only be liable for making the Purchasers whole on a monetary basis for the Company’s failure to perform such Obligations in accordance with the Transaction Documents.

1.8    Right to Set-Off. Each Guarantor hereby irrevocably authorizes the Collateral Agent, acting on behalf of the Purchasers, at any time and from time to time while an Event of Default (as defined in the Debentures) under any of the Transaction Documents shall have occurred and be continuing, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits, credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by a Purchaser to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Collateral Agent may elect, against and on account of the obligations and liabilities of such Guarantor to the Purchasers hereunder in any currency arising hereunder or under the Security Agreement as the Collateral Agent may elect, whether or not a Purchaser has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Collateral Agent shall notify such Guarantor promptly of any such set-off and the application made by the Collateral Agent of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Purchaser under this Section 1.8 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent, acting on behalf of the Purchasers, may have.

1.9    Payments. In addition to the terms of the Guaranty set forth in Section 1.1 of this Guarantee, and in no manner imposing any limitation on such terms, it is expressly understood and agreed that, if, at any time, any of the Obligations are declared to be immediately due and payable by a Guarantor, then the Guarantors shall, upon ten (10) Business Days’ notice, pay to the Collateral Agent, acting on behalf of the Purchasers, the entire amount of such Obligations as has been declared due and payable to the Purchasers. Payment by the Guarantors shall be made to the Collateral Agent in immediately available Federal funds to an account designated by the Collateral Agent or at the address set forth herein for the giving of notice to the Collateral Agent or at any other address that may be specified in writing from time to time by the Collateral Agent, and shall be credited and applied to the Obligations.

1.10         Release. Subject to Section 2 of this Guarantee, each Guarantor will be released from all liability hereunder concurrently with the repayment and performance in full of all amounts owed under the Purchase Agreement, the Debentures and the other Transaction Documents, and all other Obligations. No payment made by the Company, any of the Guarantors, any other guarantor or any other Person or received or collected by the Purchasers or the Collateral Agent from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid and performed in full.

2.	REINSTATEMENT.

The guarantees contained in Section 1 of this Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Purchasers or the Collateral Agent upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

3.	REPRESENTATIONS AND WARRANTIES.

Each Guarantor hereby represents and warrants to the Collateral Agent and Purchasers as follows:

3.1           Organization and Qualification. Each Guarantor is duly organized, validly existing and in good standing under the laws of its formation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each Guarantor is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of any of this Guarantee in any material respect, (y) have a material adverse effect on the results of operations, assets, prospects, or financial condition of the Guarantor or (z) adversely impair in any material respect the Guarantor’s ability to perform fully on a timely basis its obligations under this Guarantee (a “Material Adverse Effect”).

3.2    Authorization; Enforcement. Each Guarantor has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Guarantee, and otherwise to carry out its obligations hereunder. The execution and delivery of this Guarantee by each Guarantor and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Guarantor, and no further consent or authorization of the Guarantor, its board of directors, shareholders, or to its knowledge, any governmental authority or organization, or any other person or entity is required in connection therewith. This Guarantee has been duly executed and delivered by each Guarantor and constitutes the valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

3.3    No Conflicts. The execution, delivery and performance of this Guarantee by each Guarantor and the consummation by each Guarantor of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its certificate of incorporation, by-laws or any other governing document or (ii) conflict with, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Guarantor is a party or by which it or any of its asset or properties are bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which such Guarantor is subject (including Federal and state securities laws and regulations), or by which any of its properties or assets are bound or affected. The business of each Guarantor is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, do not have a Material Adverse Effect.

3.4    Purchase Agreement. The representations and warranties of the Company set forth in the Purchase Agreement as they relate to each Guarantor, each of which is hereby incorporated herein by reference, are true and correct as of each time such representations are deemed to be made pursuant to such Purchase Agreement, and the Purchasers shall be entitled to rely on each of them as if they were fully set forth herein, provided, that each reference in each such representation and warranty to the Company’s knowledge shall, for the purposes of this Section 3.4, be deemed to be a reference to such Guarantor’s knowledge.

3.5    Independence of Parties. The Purchasers have no fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guarantee or any of the other Transaction Documents; the relationship between the Guarantors, on the one hand, and the Purchasers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby among the Guarantors and the Purchasers.

3.6    Counsel. Each Guarantor has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the other Transaction Documents to which it is a party.

4.	FURTHER ASSURANCES.

Each Guarantor covenants and agrees with the Collateral Agent, on behalf of each Purchaser, that, from and after the date of this Guarantee until the Obligations shall have been paid in full, such Guarantor shall (i) take, and/or shall refrain from taking, as the case may be, such commercially reasonable action (including complying with all of the obligations in Section 2 of the Debentures, which obligations are incorporated by reference herein and shall be binding on each Guarantor) that is necessary to be taken or not taken, as the case may be, so that no Event of Default (as defined in the Debentures) is caused by the failure to take such action or to refrain from taking such action by such Guarantor and (ii) execute and deliver to the Collateral Agent, from time to time, any additional instruments or documents which are reasonably necessary to cause this Guarantee to be, become or remain valid and effective in accordance with its terms.

5.	MISCELLANEOUS.

5.1    Severability. In the event that any provision of this Guarantee becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Guarantee shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic or other benefits or burdens of this Guarantee to the parties.

5.2    Successors and Assigns. The terms and conditions of this Guarantee shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Guarantee, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Guarantee, except as expressly provided in this Guarantee. A Purchaser may assign its rights hereunder in connection with any valid private sale or transfer of its Debentures as permitted under the Purchase Agreement and/or the Debentures, in which case the term “Purchaser” shall be deemed to refer to such transferee as though such transferee were an original signatory hereto. No Guarantor may assign its rights or obligations under this Guarantee.

5.3    Injunctive Relief. Each Guarantor acknowledges and agrees that a breach by it of its obligations hereunder will cause irreparable harm to each Purchaser and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, the Collateral Agent, acting on behalf of the Purchasers, shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss or the posting of any bond.

5.4    Governing Law; Jurisdiction. This Guarantee shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Guarantee and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

5.5    Counterparts. This Guarantee may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Guarantee may be executed and delivered by facsimile transmission.

5.6    Headings. The headings used in this Guarantee are used for convenience only and are not to be considered in construing or interpreting this Guarantee.

5.7    Notices. Any notice, demand or request required or permitted to be given by a Guarantor, the Collateral Agent or a Purchaser pursuant to the terms of this Guarantee shall be in writing and shall be deemed delivered (i) when delivered personally, against written receipt therefor, or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to a Guarantor:

c/o Digital Angel Corporation
Suite 201
1690 South Congress
Delray Beach, Florida 33483
Attn:	Kevin McGrath
Tel:	(561) 276-0477
Fax:	(561) 805-8001

with a copy (which shall not constitute notice) to:

Winthrop & Weinstine, P.A.
Suite 3500
225 South 6th Street
Minneapolis, Minnesota 55402
Attn:	Philip T. Colton
Tel:	(612) 604-6729
Fax:	(612) 604-6929
If to the Collateral Agent:

Imperium Advisers, LLC
153 East 53rd Street
29th Floor
New York, NY 10022
Attn:	Maurice Hryshko, Esq.
Tel:	(212) 433-1360
Fax:	(212) 433-1361

and if to any Purchaser, to such address for such party as shall appear on the signature page of the Purchase Agreement executed by such party, or as shall be designated by such party in writing to the other parties hereto in accordance with this Section 5.7. Written confirmation of receipt generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission shall be rebuttable evidence of receipt by facsimile in accordance with clause (i) above.

5.8    Entire Agreement; Amendments. This Guarantee and the other Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. No (i) amendment to this Agreement or (ii) waiver of any agreement or other obligation of the Company under this Agreement may be made or given except pursuant to a written instrument executed by the Company and (i) prior to the Termination Date, by the holders of a majority of the aggregate principal of the Debentures then outstanding and the holders of a majority of the aggregate number of the Warrant Shares into which the Warrants then outstanding are exercisable (without regard to any limitation on the exercise of the Warrants), and (ii) on and after the Termination Date, by the holders of a majority of the aggregate number of the Warrant Shares into which the Warrants then outstanding are exercisable (without regard to any limitation on the exercise of the Warrants). No waiver of any provision of this Agreement applicable to any Purchaser may be made except pursuant to a written instrument executed by such Purchaser and the Company. Any waiver given pursuant hereto shall be effective only in the specific instance and for the specific purpose for which given.

5.9    Additional Guarantors. During the period beginning on the Execution Date and ending on the Termination Date, if a Guarantor creates or acquires any new Subsidiary that owns, at the time of creation or acquisition or any time thereafter, assets having a fair market value in excess of $50,000, then such Guarantor shall cause such new Subsidiary to become party to (i) this Guarantee for all purposes of this Guarantee by executing and delivering an Assumption Agreement in the form of Annex 1 hereto and (ii) the Security Agreement for all purposes of such agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered as of the date first above written.

DIGITAL ANGEL TECHNOLOGY CORPORATION, AS GUARANTOR

By:	/s/ Patricia Petersen
Name: Patricia Petersen
Title: Assistant Secretary

OUTERLINK CORPORATION, AS GUARANTOR

By:	/s/ Patricia Petersen
Name: Patricia Petersen
Title: Assistant Secretary

DSD HOLDING A/S, AS GUARANTOR

By:	/s/ Patricia Petersen
Name: Patricia Petersen
Title: Assistant Secretary

SIGNATURE INDUSTRIES LIMITED, AS GUARANTOR

By:	/s/ Patricia Petersen
Name: Patricia Petersen
Title: Assistant Secretary

IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered as of the date first above written.

DIGITAL ANGEL INTERNATIONAL, INC., AS GUARANTOR

By:	/s/ Patricia Petersen
Name: Patricia Petersen
Title: Assistant Secretary

DIGITAL ANGEL HOLDINGS, LLC, AS GUARANTOR

By:	/s/ Patricia Petersen
Name: Patricia Petersen
Title: Assistant Secretary

IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered as of the date first above written.

IMPERIUM ADVISERS, LLC, AS COLLATERAL AGENT

By:	/s/ Maurice Hryshko
Name: Maurice Hryshko
Title: Counsel